Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1MEF of Titan Pharmaceuticals, Inc. of our report dated March 31, 2014 relating to the financial statements of Titan Pharmaceuticals, Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-198476).

We also consent to the reference to us under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California

October 2, 2014